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                                                                     EXHIBIT 11

CALCULATION OF SHARES USED IN DETERMINING INCOME PER SHARE
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                                           THREE MONTHS ENDED               SIX MONTHS ENDED
                                                 JUNE 30,                        JUNE 30,
                                        --------------------------      --------------------------
                                            1995            1994           1995             1994
                                        --------------------------      --------------------------
WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING DURING PERIOD               19,382,055      17,486,694      19,449,448      16,326,179

EFFECT OF COMMON STOCK EQUIVALENTS
COMPUTED IN ACCORDANCE WITH THE
TREASURY STOCK METHOD                      787,262       1,600,145         798,040       1,487,615
                                        ----------      ----------      ----------      ----------

                                        20,169,317      19,086,839      20,247,488      17,813,794
                                        ----------      ----------      ----------      ----------

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